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                                                                     EXHIBIT 3.5



                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                              HB ACQUISITION CORP.

               John P. Wareham and William H. May certify that:

        1. They are the President and the Secretary, respectively, of HB ACQUISITION CORP., (the "Corporation"), a California corporation.

        2. The corporation was originally incorporated on September 29, 1995, under the name of HB ACQUISITION CORP.

        3. The Restated Articles of Incorporation restates and integrates and amends the Articles of Incorporation of the Corporation.

        4. The text of the Articles of Incorporation is amended to read as herein set forth in full:

                           ARTICLES OF INCORPORATION

                                       OF

                             HYBRITECH INCORPORATED

               FIRST: The name of the corporation (hereinafter referred to as the "corporation") is HYBRITECH INCORPORATED.

               SECOND: The existence of the corporation is perpetual.

               THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

               FOURTH: The name of the corporation's initial agent for service of process within the State of California in accordance with the provisions of subdivision (b) of Section 1502 of the Corporations Code of the State of California is The Prentice-Hall Corporation System, Inc.

               FIFTH: The total number of shares which the corporation is authorized to issue is Ten Thousand (10,000), all of which are of one class and of a par value of $.01 each, and all of which are Common shares.

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               The Board of Directors of the corporation may issue any or all of the aforesaid authorized shares of the corporation from time to time for such consideration as it shall determine and may determine from time to time the amount of such consideration, if any, to be credited to paid-in surplus.

               SIXTH: In the interim between meetings of shareholders held for the election of directors or for the removal of one or more directors and the election of the replacement or replacements thereat, any vacancy which results by reason of the removal of a director or directors by the shareholders entitled to vote in an election of directors, and which has not been filled by said shareholders, may be filled by a majority of the directors then in office, whether or not less than a quorum, or by the sole remaining director, as the case may be.

               SEVENTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

               EIGHTH: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

        5. The foregoing amendment and restatement of articles of incorporation has been duly approved by the board of directors.

        6. The foregoing amendment and restatement of articles of incorporation has been duly approved by the required vote of shareholders in accordance with
Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 10,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

        IN WITNESS WHEREOF, John P. Wareham and by William H. May each declare under penalty of perjury under the laws of the State of California that they have read the foregoing certificate and know the contents thereof and that the same is true of their own knowledge.


Dated:  January 10, 1996


By: /s/ JOHN P. WAREHAM                      By: /s/ WILLIAM H. MAY
   --------------------------------             --------------------------------
        John P. Wareham                              William H. May